UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 7, 2012

ARES CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	000-50697	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2012, the Board of Directors (the “Board”) of Ares Capital Corporation, a Maryland corporation (the “Company”), on the recommendation of the Nominating & Governance Committee of the Board, appointed Steven B. McKeever as an independent Class I director, effective immediately, to fill the vacancy on the Board following the death of Kenneth R. Heitz in July 2012.

The initial term of Mr. McKeever, a Class I director, will expire at the 2014 annual meeting of stockholders of the Company.  The Board has determined that Mr. McKeever is independent within the meaning of the independence standards of the Securities and Exchange Commission and the NASDAQ Marketplace Rules.  As an independent director, Mr. McKeever will receive the same compensation as that provided to the Company’s other independent directors, as described in detail in the Company’s other filings with the SEC.

Mr. McKeever is Founder and CEO of Hidden Beach Recordings, an independent record label based in Los Angeles, California.  Mr. McKeever began his career at the law firm of Irell & Manella LLP in Los Angeles as an entertainment lawyer.  In 1991, Mr. McKeever became the Senior Vice President of Artists and Repertoire at Motown Records.  In 1992, Mr. McKeever created MoJAZZ Records, a subsidiary of Motown Records and served as its President.  In 1993, he was promoted to Executive Vice President of Talent and Creative Affairs at Motown Records and in the same year was instrumental in the sale of Motown Records to PolyGram Records.  He eventually left Motown Records in 1995 to work on his own entrepreneurial projects.  In 1997, Mr. McKeever founded Hidden Beach Recordings.  In 2011, he served as the Executive Producer of Entertainment for the dedication of the Martin Luther King, Jr. Memorial in Washington, D.C. Mr. McKeever currently serves as a director of several organizations, including College Bound, African-Ancestry.com, and The Pacific Institute Spirit Board. He served as a Governor of the Los Angeles Chapter of The National Academy of Recording Arts and Sciences (a/k/a The GRAMMYs) from 2001 to 2003 and 2008 to 2010 and gives generous time to various charitable organizations such as The City of Hope.  Mr. McKeever received his B.S. from the University of Illinois at Urbana-Champaign and received his J.D. from Harvard Law School.

As previously reported, on July 11, 2012, the Company received notice from Nasdaq that, as a result of Mr. Heitz’s death, the Board was not comprised of a majority of independent directors and as a result the Company was not in compliance with NASDAQ Listing Rule 5605(b)(1).  As a result of Mr. McKeever’s appointment to the Board, a majority of the Board is now comprised of independent directors and therefore the Company believes it has regained compliance with NASDAQ Marketplace Rule 5605(b)(1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date: September 11, 2012

	By:	/s/ Penni F. Roll
	Name:	Penni F. Roll
	Title:	Chief Financial Officer